UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 14, 2006 (August 11, 2006)

SMI PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-55166	88-0363465
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

5000 Noeline Avenue, Encino, CA 91436

Address of Principal Executive Offices
Zip Code

(310) 739-3741

 Registrant’s Telephone Number, Including Area Code

3503 Cedar Locust, Sugarland, Texas 77479

 Former Address of Principal Executive Offices

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amended and Restated Loan Agreements and Notes

Between October 20, 2003 and July 31, 2005, SMI Products, Inc. (the “Company”) entered into a series of Loan Agreements with certain of its stockholders (together, the “Noteholders”), with respect to approximately $89,316.32 in principal amount of loans owed by the Company to them. The loans represent amounts advanced by the Noteholders for accounting, legal and other expenses of the Company. On August 11, 2006, the Company and the Noteholders agreed to amend and restate the Loan Agreements and to evidence the amounts due thereunder by convertible promissory notes (“Notes”). The Notes bear interest at the rate of 2% per annum, are payable on demand and are convertible into shares of the Company’s common stock.

This brief description of the terms of the Notes is qualified by reference to the provisions of those agreements, attached to this report as Exhibits 10.1 through 10.6.

Stock Purchase Agreement

On August 11, 2006, the Company, the Noteholders, certain stockholders of the Company and James Charuk, the record holder of 66.5% of the Company’s issued and outstanding common stock (together, the “Sellers”), entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with Fountainhead Capital Partners, Ltd. (the “Purchaser”), pursuant to which the Sellers agreed to sell to the Purchaser the Notes and 5,551,000 shares of the Company’s common stock (the “Shares”) for a purchase price (the “Purchase Price”), in the aggregate, of $637,500, plus the amount of any cash or cash equivalents on the Company’s balance sheet as of the closing (the “Closing”) of the transactions contemplated by the Stock Purchase Agreement. The Shares represent approximately 73.5% of the issued and outstanding capital stock of the Company calculated on a fully-diluted basis.

The Purchaser acquired the Notes and Shares and own the following percentage of the outstanding common stock of the Company:

Name	Number of Shares	Principal Amount of Notes	Percentage of Registrant
Fountainhead Capital Partners Limited	5,551,000	$89,316.32	73.5%

The Purchaser used its working capital to acquire the Notes and the Shares. The Purchaser did not borrow any funds to acquire the Notes or the Shares.

Prior to the Closing, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the Closing as a result of its stock ownership interest in the Company.

This brief description of the terms of the Stock Purchase Agreement is qualified by reference to the provisions of that agreement, attached to this report as Exhibit 10.7.

Change of Business Plan

From and after the Closing, the Company will no longer engage in the business of providing consulting services to other businesses. Instead, the Company’s business plan will now consist of exploring potential targets for a business combination with the Company through a purchase of assets, share purchase or exchange, merger or similar type of transaction. Except as contemplated by the Stock Purchase Agreement and except as otherwise expressly described herein, neither the Purchaser nor the Company have any specific plans or proposals at this time which relate to or would result in: (a) the acquisition by any person of additional securities of the Company; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation , involving the Company or any of its subsidiaries; (c) a sale or transfer of a material amount of assets of the Company or of any of its subsidiaries; (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board; (e) any material change in the present capitalization or dividend policy of the Company; (f) any other material change in the Company's business or corporate structure; (g) changes in the Company's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the issuer by any other person; (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association; (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Act; or (j) any similar action to those enumerated above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See response to Item 1.01.

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT

See response to Item 1.01.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation and Appointment of Director.

In connection with the Stock Purchase Agreement, on August 11, 2006, James Charuk, being the sole member of the board of directors of the Company, tendered his resignation as a director of the Company, effective automatically as of the tenth day following the mailing to the stockholders of the Company of an information statement that complies with the requirements of Rule 14f-1. There was no disagreement between the resigning director and the Company at the time of his resignation.

On August 11, 2006, the Company also appointed Geoffrey Alison as a member of the board of directors, effective immediately.

Resignation and Appointment of Executive Officer.

On August 11, 2006, Mr. Charuk also tendered his resignation as the president, treasurer and secretary of the Company, effective immediately.

Following the resignation of Mr. Charuk as president, treasurer and secretary, the board of directors of the Company elected Geoffrey Alison as the president, treasurer and secretary of the Company, effective as of August 11, 2006. The Company and the newly appointed officer have not entered into any arrangement regarding the payment of compensation for acting as an officer or director of the Company.

Geoffrey Alison, 32, was appointed to the board of directors and as President, Treasurer and Secretary of the Company on August 11, 2006 upon the effectiveness of the resignation of Mr. Charuk from such positions in connection with the change of control transaction described in this report. Since January 2005, Mr. Alison has served as a director of Cape Coastal Trading Corporation. Mr. Alison has been registered with the National Association of Securities Dealers since 1999 and has worked as a General Securities Principal in for various securities firms including Stock USA, Inc (January 1999 - October 2001) and Assent, LLC (November 2001 - August 2004). From September 2004 through the present date, Mr. Alison has been a registered General Securities Principal with ECHOtrade, a Philadelphia Exchange member firm, as a securities trader for his own capital and benefit. From August 2003 through January 2005, he served as Chief Financial Officer, Secretary and a director of Intrac, Inc. (OTCBB:ITRD). In October, 2002, Mr. Alison co-created Greenvest Industries, Inc. which manufactures pet products under the brand name Happy Tails Pet Beds. Mr. Alison is currently President and CEO of Greenvest Industries, Inc.

Mr. Alison expects to spend approximately five hours per month on the Company’s business and affairs.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Number	Description
10.1	Amended and Restated Loan Agreement and Convertible Promissory Note, dated as of August 11, 2006 by and between SMI Products, Inc. and Liessa McNabb.
10.2	Amended and Restated Loan Agreement and Convertible Promissory Note, dated as of August 11, 2006 by and between SMI Products, Inc. and Robert E. Jeffery.
10.3	Amended and Restated Loan Agreement and Convertible Promissory Note, dated as of August 11, 2006 by and between SMI Products, Inc. and Armor Capital Fund.
10.4	Amended and Restated Loan Agreement and Convertible Promissory Note, dated as of August 11, 2006 by and between SMI Products, Inc. and Hope McNabb.
10.5	Amended and Restated Loan Agreement and Convertible Promissory Note, dated as of August 11, 2006 by and between SMI Products, Inc. and Darwin Forer.
10.6	Amended and Restated Loan Agreement and Convertible Promissory Note, dated as of August 11, 2006 by and between SMI Products, Inc. and James Charuk.
10.7	Stock Purchase Agreement, dated as of August 11, 2006 by and among SMI Products, Inc., James Charuk, Rocky McNabb and Fountainhead Capital Partners, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2006

SMI PRODUCTS, INC.

/s/ Geoffrey Alison
Geoffrey Alison
President, Treasurer and Secretary

EXHIBIT INDEX

Number	Description
10.1	Amended and Restated Loan Agreement and Convertible Promissory Note, dated as of August 11, 2006 by and between SMI Products, Inc. and Liessa McNabb.
10.2	Amended and Restated Loan Agreement and Convertible Promissory Note, dated as of August 11, 2006 by and between SMI Products, Inc. and Robert E. Jeffery.
10.3	Amended and Restated Loan Agreement and Convertible Promissory Note, dated as of August 11, 2006 by and between SMI Products, Inc. and Armor Capital Fund.
10.4	Amended and Restated Loan Agreement and Convertible Promissory Note, dated as of August 11, 2006 by and between SMI Products, Inc. and Hope McNabb.
10.5	Amended and Restated Loan Agreement and Convertible Promissory Note, dated as of August 11, 2006 by and between SMI Products, Inc. and Darwin Forer.
10.6	Amended and Restated Loan Agreement and Convertible Promissory Note, dated as of August 11, 2006 by and between SMI Products, Inc. and James Charuk.
10.7	Stock Purchase Agreement, dated as of August 11, 2006 by and among SMI Products, Inc., James Charuk, Rocky McNabb and Fountainhead Capital Partners, Ltd.